Exhibit 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q of Cleantech Transit, Inc. (the “Company”) for the three months ended April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof, I, B. Gordon Brooke, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:  June 11, 2010

/s/ B. GORDON BROOKE
B. Gordon Brooke
Chief Financial Officer and Director
(Principal Financial Officer)